UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K/A
                         Amendment No. 1

                          CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                         August 31, 2001
                          Date of Report
                (Date of Earliest Event Reported)



                       USAOneStar.Net, Inc.
      (Exact Name of Registrant as Specified in its Charter)


                 1 Executive Boulevard, Suite LL1
                    Owensboro, Kentucky 42301
             (Address of principal executive offices)

                          (270) 683-9090
                  Registrant's telephone number



NEVADA                            33-18143-D                       87-0449399
(State or other             (Commission File Number)         (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)

ITEM 1:  CHANGES IN CONTROL

      On August 31, 2001, USAOneStar.Net, Inc. ("USAOneStar") and Palladium Communications, Inc., a Kentucky corporation ("Palladium"), entered into an Agreement and Plan of Reorganization by which USAOneStar acquired Palladium through a stock-for-stock exchange intended to qualify as a tax-free exchange (See, Item 2: Acquisition of Assets," below). The acquisition agreement was approved by our board of directors on August 31, 2001, and we are in the process of completing the share exchange and expect to file the Articles of Exchange with the Nevada Secretary of State within the next 30 days. As a result of the acquisition, we acquired the business assets and operations of Palladium and we intend to change our name to Palladium Communications, Inc. to reflect our expanded operations.

      Pursuant to the acquisition agreement, our board of directors appointed the following individuals as officers and as interim directors of USAOneStar, to serve as directors until our next stockholders meeting:

      Name                          Age   Position
      Raymond C. Dauenhauer, Jr.    58    President, CEO and Director
      Jeffrey A. Underhill          41    Secretary/Treasurer and Director
      Jon G. Shastid                53    Chief Operating Officer and Director
      G. Townsend Underhill III     46    Director
      Kelly Turner                  39    Director
      Jack T. Wells                 46    Director

      The acquisition agreement provides that USAOneStar will issue 183,000,000 common shares to the stockholders of Palladium in exchange for 6,203 shares of Palladium. These 6,203 chares represent 100% of Palladium's issued and outstanding shares. Upon completion of the exchange of shares, Palladium's stockholders will hold approximately 92.0% of our outstanding common stock. Prior to the acquisition our non-affiliate stockholders held 41.1% of our outstanding shares. Upon completion of the share exchange, we anticipate that non-affiliate stockholders will hold approximately 29.3% of our outstanding shares. Our new management will beneficially own an aggregate of 144,401,931 shares as listed below:

      Name                           Amount of shares      Percent of class
      ------                         ----------------      ----------------
      Raymond C. Dauenhauer, Jr.         34,192,262          17.2%
      Jeffrey A. Underhill               34,192,262          17.2%
      Jon G. Shastid                     39,563,347          19.9%
      G. Townsend Underhill III          32,692,610          16.4%
      Kelly Turner                        2,787,500           1.4%
      Jack T. Wells                       1,000,950           0.5%

      Directors and officers
      as a group                        144,401,931          72.6%

      Biographical information for the officers and directors is provided below.

      Raymond C. Dauenhauer, Jr.   Mr. Dauenhauer served as Chairman and
President of Palladium and has been with that company since June 1, 2000. Since March 2000, he has served as a director of ThermoView Industries, Inc., a reporting company. From July 1967 through September 1999 he served as Chief Executive Officer of Dauenhauer & Son Plumbing and Piping, Inc., a plumbing operation based in Louisville, Kentucky. Mr. Dauenhauer currently serves as a Director of First Bank of Louisville, Kentucky and is a life member of the Board of Directors for the Louisville Association of Home Builders. Additionally, he has held numerous offices in state and national associations of the plumbing, heating and cooling industry, and is a recipient of the "Distinguished Citizen" award from the City of Louisville. In 1995 he was named "Entrepreneur of the Year for Real Estate Construction for Kentucky."

      Jon G. Shastid   Mr. Shastid is a co-founder of Palladium and served as
Chief Operating Officer. He has over twenty years experience in sales and marketing working for such companies as Brown-Forman Corporation and Ernest & Julio Gallo Winery. He has served as President of the Callo Employees Credit Union Board; he is a member of the Anchorage Fire Board; a member of the Kentucky Society to Prevent Blindness Board; Chairman of the Association of National Advertisers Production Committee (New York based); past member of the Anchorage Public Education Foundation; and past member of the Board of Directors of Urban Juice and Soda. He earned a bachelor's degree from Dartmouth College and attended the University of Louisville law school.

      Jeffrey A. Underhill   Jeffrey Underhill is also a co-founder of
Palladium and served as its Director since its inception. He is the President of Underhill Associates, a real estate development and management firm located
in Louisville, Kentucky.   Jeffrey received a bachelor's degree in Business
from Miami University of Ohio. He is active as an officer and director in numerous civic and charitable organizations.

      G. Townsend Underhill III   Townsend Underhill is a co-founder of
Palladium and served as its Director. He and Jeffrey Underhill are brothers. Townsend is the Treasurer of Underhill Associates, located in Louisville, Kentucky and is a partner in numerous real estate entities. He is founder and Director of Premiere Technologies, located in Atlanta, Georgia. Since October 2000, he has served as a Director of ThermoView Industries, a reporting company. Townsend received a bachelor degree in Business and Accounting from Miami University of Ohio and received a Juris Doctorate degree from the University of Louisville. He maintains licenses for the practice of law, real
estate and public accounting in the Commonwealth of Kentucky.   He also
maintains director positions with numerous charitable and civic organizations located within the Louisville, Kentucky metropolitan area.

      Kelly Turner   Mr. Turner served as our Secretary/Treasurer of
USAOneStar from November 2000 through August 2001. He was appointed President in May 2001 and served in that position through August 2001. He was the President, Director and a founding member of USAOneStar.Net, Inc., a Texas corporation. From 1988 to the present he has served as Pastor for the United
Christian Fellowship Church.   He has 15 years of experience in the network
marketing industry including being a consultant to the industry and assisting in the design of marketing plans for two network marketing companies. He built a downline in excess of 80,000 people from February 1996 to May 1998 with Destiny Telecom in Oakland, California. He founded "Inform Magazine," a publication for the network marketing industry. He also owned a retail jewelry store from 1987 until 1998.

      Jack T. Wells Mr. Wells was appointed as a USAOneStar Director in January 2001. He is the President of Wells Health Systems, a health care provider which has over 2000 employees.


ITEM 2:  ACQUISITION OF ASSETS

Terms of The Agreement

      The Agreement and Plan of Reorganization provides that USAOneStar will acquire 100% of Palladium's common shares through a stock-for-stock exchange intended to qualify as a tax-free exchange. USAOneStar will issue 183 million common shares, valued estimated at $700,000, to the stockholders of Palladium in exchange for 6,203 shares of Palladium common stock. The average exchange ratio will be approximately 27,202 USAOneStar common shares for one Palladium share. Each Palladium stockholder will make an investment decision whether to exchange his/her/its shares for the USAOneStar shares.

      The acquisition agreement contains customary representations and warranties relating to each company's corporate status, corporate authority to complete the acquisition, capital structure and corporate conduct prior to the closing. Each company has agreed to use its best efforts to maintain and preserve its business organization, employee relationships and keep its good will intact until the acquisition is complete. Also, each company provided corporate documentation to the other for due diligence purposes. Each company has agreed to carry on their respective businesses in the usual and ordinary course and each will bear its own operating expenses until completion of the acquisition.

      Termination of the agreement may occur if we or Palladium fail to comply in any material respect with the covenants or agreements included in the acquisition agreement. The acquisition agreement may be terminated by mutual consent, which must be expressed by action of our board of directors and by the Palladium stockholders. In the event that the parties terminate the agreement, both have agreed to pay their own costs incurred in this transaction.

      The exchange of stock is intended to qualify as a tax-free exchange in accordance with Section 368(a)(1)(B) of the Internal Revenue Code, as amended. The acquisition will be accounted for under the purchase method of accounting using generally accepted accounting principles and treated as a reverse acquisition with Palladium as the accounting survivor. This means that Palladium's results of operation will be included with USAOneStar's from the closing date and its consolidated assets and liabilities will be recorded at their fair values at the same date. It is anticipated that (i) USAOneStar and Palladium or their respective stockholders will not recognize gain or loss as a result of the acquisition, and (ii) the tax basis of the USAOneStar common stock received by Palladium stockholders will be the same as the tax basis of the Palladium common stock surrendered. USAOneStar and Palladium have not sought nor do they intend to seek an attorney's opinion or tax revenue ruling from the Internal Revenue Service as to the Federal income tax consequences of the share exchange.

      Prior Relationships Richard E. Bowlds, one of the original founders of USAOneStar.Net, Inc., a Texas corporation, also co-founded ThermoView Industries, Inc. Palladium's President, Raymond C. Dauenhauer, currently serves as a ThermoView director. This association between persons from USAOneStar and Palladium lead to an agent agreement between USAOneStar and Palladium in May 2001. Under the agent agreement USAOneStar acted as a non-exclusive independent marketing agent for Palladium's services and products. As a result of the agency agreement, negotiations commenced during the summer of 2001 regarding a possible business combination of the two companies.

      Consideration for the Acquisition The consideration exchanged in the acquisition was negotiated at "arms length" and our management relied on factors used in similar proposals, including the relative value of the assets of Palladium, Palladium's present and past business operations, the future potential of Palladium, the management of Palladium and the potential benefit to the stockholders of USAOneStar. The source of the consideration used to acquire our interest in Palladium is 183 million authorized, but unissued, common shares, valued estimated at $700,000. The consideration used by the Palladium stockholders to acquire their interest in USAOneStar is the 6,203 shares of the issued and outstanding shares of Palladium which they hold. Our board of directors determined that the consideration for the exchange was reasonable based upon these factors. Our board did not seek a third party fairness opinion or any valuation or appraisal of the share exchange. Thus, stockholders will not have the benefit of a third party opinion that the exchange of shares is fair from a financial point of view.

      Interests of Certain Persons Except as set forth in this report, neither we, nor to the best of our knowledge, any of our directors, executive officers or other affiliates had any contract, arrangement, understanding or relationship with any other person with respect to any Palladium shares. Except as described in this report, there have been no contacts, negotiations or transactions within the last two years between USAOneStar or any of our directors, executive officers or their affiliates, on the one hand, and Palladium or its affiliates, on the other hand, regarding the acquisition, consolidation, acquisition of shares or election of directors.


DESCRIPTION OF PALLADIUM'S BUSINESS

      Palladium Communications, Inc. offers telecommunications services and local telephone service to businesses, families and individuals.
Headquartered in Louisville, Kentucky, Palladium derives the majority of its revenues from the sale of local telephone service to persons who are located primarily in Kentucky. Palladium recorded net revenues of $1,469,140 for the year ended December 31, 2000. It had $81,809 cash on hand, total current assets of $316,024, and total current liabilities of $41,029 at June 30, 2001. Palladium had retained earnings of $45,746 and working capital totaling $274,995 at June 30, 2001. (See the financial statements attached to this amended report.)

      Palladium was incorporated on April 23, 1998, to capitalize upon the competitive opportunities which resulted from Congressional passage of the Telecommunications Act of 1996. The Telecommunications Act of 1996 required incumbent local exchange carriers ("incumbent carriers"), such as the Regional Bell operating companies and GTE, to co-operate in opening up their local telephone markets to competition, as a "quid pro quo" for gaining access to the long-distance telephone markets. In order to accomplish this, the incumbent carriers now allow competitive local exchange carriers ("local carriers") to resell local dial-tone telephone service using the incumbent carriers' long distance transmission lines. The local carrier provides customer service and billing functions, using their own switches and fiber optic networks in most areas. Palladium enters into agent agreements with various local carriers and, in so doing, is able to offer business customers significant cost savings without having to invest in expensive equipment or infrastructure.

      Products   Palladium offers local dial-tone, unlimited flat-rate long distance and wireless service, cellular services, data services, voice messaging, and calling cards. Customers are able to switch from incumbent carriers to Palladium's service in a generally seamless manner, maintaining their same phone numbers, phone lines, services, etc.

      Market   Palladium's current market focus is small to mid-sized
businesses, families and individuals located in Kentucky. Palladium's management believes there is a great deal of overlap between this local calling segment and the prepaid long distance segment, which creates an opportunity for Palladium and its competitors to bundle telephone services for this market. In addition, management anticipates geographic expansion into other market areas, such as the Southeastern and Mid-Atlantic states.

      Distribution   Palladium relies on approximately 43 commissioned
salesmen who offer its services to individuals, families and businesses. In the telecommunications market, Palladium does not rely upon any single local carrier, however, in most markets, Palladium enters into agent agreements with multiple local carriers when there are multiple providers of local dial-tone service. This concept of representing multiple suppliers to and for the benefit of a customer is a unique aspect of Palladium's business plan.

      Palladium has agent agreements with an array of telecommunication providers. It has agreements with providers, such as, USLEC, NewSouth, Access Point, NuVox and Talk America, which allow it to provide local dial-tone service. Palladium offers long distance service through agreements with TNCI, OPEX, and AMI through partnership agreements with Qwest, Sprint, Cable & Wireless and AT&T. Other agreements with telecommunications providers, including Verizon, AT&T, Powertel, etc., allow Palladium to provide cellular service. Other providers permit Palladium to offer data services, voice messaging, calling cards and Internet service. These agent agreements give Palladium the means to offer savings to customers in approximately 125 cities in 33 states.

      Palladium relies on the physical infrastructure of the local carrier or incumbent carrier. Many of the local carriers use their own fiber optic cable as opposed to the copper cable which most incumbent carriers still use. A fiber optic infrastructure improves quality of service and reduces the potential for a customer's loss of service. If a fiber optic cable is cut, the signal is immediately re-routed in micro-seconds along an alternative path, and the customer is likely unaware that anything has gone wrong. With copper cable, a cut in the line eliminates service for up to several hours.

      Competition The market for telecommunications services is extremely competitive. Palladium competes against incumbent carriers such as the "baby Bell" companies, local carriers, other telecommunications agents, and numerous regional and local Internet service providers. Its current and prospective competitors include many large companies that have substantially greater market presence, brand name recognition and financial, technical, marketing and other resources than Palladium.

      With respect to our potential competitors, Palladium believes that changes in regulations will foster competition in the telecommunications market (See, "Government Regulation," below). In addition, Palladium expects to face competition in the future from companies that provide connections to consumers' homes, such as cable companies and electrical utility companies. For example, recent advances in technology have enabled cable television operators to offer Internet access through their cable facilities at significantly faster rates than existing analog modem speeds. Such companies could include Internet access or telecommunications services in their basic bundle of services or offer such access for a nominal additional charge, or could deny Palladium access to their proprietary wire and cable connections for purposes of providing its services for its customers and prospective customers. Any such developments could materially and adversely affect its business, operating results and financial condition.

      Major Providers Palladium has been substantially reliant upon an agreement with Adelphia Communications Corporation which has provided a majority of its revenues for the past two fiscal years. The agreement with Adelphia has been terminated and the parties to the agreement are currently conducting arbitration to settle a dispute regarding the actual termination date. Per the agreement, Adelphia is required to pay a post termination payment to Palladium for a period of one year after the termination. The parties disagree upon the actual termination date and on October 21, 2001, Palladium filed an arbitration with the American Arbitration Association to establish the termination date as November 4, 2001, rather than November 4, 2000. Palladium's management expects the arbitration to be settled within the next 90 days. The termination of this agreement and the accompanying loss of revenues may have a material adverse effect upon Palladium's results of operations.

      Trademarks, License and Intellectual Property Palladium does not hold any patents, trademarks or copyrights. As an agent of telecommunication service providers Palladium is not subject to licensure.

      Government Regulations The Federal Communications Commission ("FCC") regulates rates and other aspects of incumbent and local carriers' provision of interstate telecommunications services. State regulatory commissions have jurisdiction over incumbent and local carriers' provision of intrastate telecommunications services on their networks. As an agent for local carriers, Palladium is not currently subject to direct regulation by the Federal Communications Commission or any state regulatory body, other than the type and scope of regulation that is applicable to businesses generally. Governmental regulatory approaches and policies for agents of telecommunication services are continuing to develop and in the future Palladium may be exposed to regulation by the FCC or other federal agencies or by state regulatory agencies or bodies.

      Employees   Palladium has eight full time employees and believes that
its relations with its employees are good, and it has not experienced any work stoppages.


ITEM 5: OTHER EVENTS

      Our board of directors has approved and adopted a resolution to change our name from USAOneStar.Net, Inc. to Palladium Communications, Inc. and increase our authorized shares from 200,000,000 to 900,000,000. Shareholder approval for these changes was obtained by the written consent of a majority of our outstanding common shares. However, these changes have not been approved by the Nevada Secretary of State as of the date of this filing. Management intends to change our trading symbol on the OTC Bulletin Board to coordinate with our name change. We anticipate these changes will occur within the next 30 days.

      USAOneStar's acquisition of Palladium will be treated, for accounting purposes, as a reverse acquisition. This means the transaction is treated as if Palladium acquired USAOneStar. Palladium's fiscal year end is December 31, where USAOneStar's fiscal year end is June 30. USAOneStar will continue to report using the June 30 fiscal year end and the corresponding quarter periods. As a result, USAOneStar is required to file a transition report on Form 10-K containing the audited financial statements of Palladium for the transition period starting January 1, 2001, through June 30, 2001. This transition report will be filed 90 days after the acquisition is consummated.


ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial Statements

      We have attached Palladium's audited balance sheets for the six month period ended June 30, 2001 and the year ended December 31, 2000. The statements of operations and cash flows include the six month period ended June 30, 2001 and 2000 and each of the two year periods ended December 31,
2000 and 1999.   The statement of changes in stockholders' equity include the years ended December 31, 2000 and 1999.

(b)   Pro Forma Financial Information

      The accompanying unaudited pro forma financial statements have been prepared by management of USAOneStar and Palladium and give effect to the acquisition of Palladium. The pro forma financial statements record the transaction as a reverse acquisition, with Palladium as the accounting
survivor.   The following unaudited pro forma balance sheet is computed assuming the transaction was consummated as of June 30, 2001. The unaudited pro forma statements of operations for the six month period ended June 30, 2001 and the year ended December 31, 2000 are presented as if the transaction was consummated as of January 1, 2000.

      The pro forma adjustments include assumptions and preliminary estimates and are subject to change. These pro forma statements may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the dates indicated, and may not be indicative of financial results that may be obtained in the future. These pro forma financial statements should be read in conjunction with the accompanying notes and with the historical financial information about Palladium included in this amended report.

(c)      Exhibits.

2.1 Agreement and Plan of Reorganization between USAOneStar and Palladium, dated August 31, 2001 (Filed September 14, 2001)

                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         11/13/01
Date: ____________________      USAOneStar.Net, Inc.


                                By: /s/ Raymond C. Dauenhauer, Jr. _
                                   _________________________________________
                                       Raymond C. Dauenhauer, Jr.

                                       President, CEO and Director

                  PALLADIUM COMMUNICATIONS, INC.
                       Louisville, Kentucky

                       REPORT ON AUDITS OF
                       FINANCIAL STATEMENTS

                      for the periods ended
                    December 31, 2000 and 1999
                               and
                      June 30, 2001 and 2000

                         C O N T E N T S



Independent Auditors' Report                                            1

Financial Statements:

   Balance Sheets                                                       2

   Statements of Operations                                             3

   Statements of Changes in Stockholders' Equity                        4

   Statements of Cash Flows                                             5

   Notes to Financial Statements                                   6 - 12

                   INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Palladium Communications, Inc.
Louisville, Kentucky


We have audited the balance sheets of Palladium Communications, Inc. as of June 30, 2001 and December 31, 2000, and the related statements of operations and cash flows for the years ended December 31, 2000 and 1999 and for the six month periods ended June 30, 2001 and 2000, and the statement of changes in stockholders' equity for the years ended December 31, 2000 and 1999 and for the six month period ended June 30, 2001. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Palladium Communications, Inc. as of June 30, 2001 and December 31, 2000, and the results of its operations and its cash flows for the periods ended December 31, 2000 and 1999 and June 30, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.


/s/ McCauley, Nicolas & Company, LLC

McCauley, Nicolas & Company, LLC
Certified Public Accountants

Jeffersonville, Indiana
November 11, 2001

                  PALLADIUM COMMUNICATIONS, INC.

                          BALANCE SHEETS
               June 30, 2001 and December 31, 2000

                                                      June 30,   December 31,
          ASSETS                                        2001         2000
-------------------------------------------------  ------------- -------------
Current Assets
  Cash                                             $     81,809  $      6,221
  Accounts Receivable                                   155,715       193,210
  Notes Receivable, net                                  60,000        60,000
  Interest Receivable                                     7,500         2,500
  Deferred Income Taxes                                  11,000           600
                                                   ------------- -------------

     Total Current Assets                               316,024       262,531
                                                   ------------- -------------
Property and Equipment
  Equipment                                              33,966        32,885
  Furniture and Fixtures                                  7,274         7,274
                                                   ------------- -------------
                                                         41,240        40,159
     Less Accumulated Depreciation                      (18,161)      (14,759)
                                                   ------------- -------------

     Property and Equipment, net                         23,079        25,400
                                                   ------------- -------------

Other Assets                                                  -         3,000
                                                   ------------- -------------

     Total Assets                                  $    339,103  $    290,931
                                                   ============= =============


    LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------

Current Liabilities
  Accounts Payable                                 $     10,967  $     24,438
  Accrued Expenses                                       30,062        31,270
                                                   ------------- -------------

     Total Current Liabilities                           41,029        55,708

Long-term Liabilities
  Deferred Income Taxes                                   1,300         1,200
                                                   ------------- -------------

     Total Liabilities                                   42,329        56,908
                                                   ------------- -------------

Contingency                                                   -             -

Stockholders' Equity
  Common Stock, no par value, 6,600 and
    5,000 shares authorized as of June 30, 2001
    and December 31, 2000, respectively, 4,842
    and 4,628 issued and outstanding as of June 30,
    2001 and December 31, 2000, respectively              1,000         1,000
  Paid-In Capital                                       250,028       250,028
  Retained Earnings (Deficit)                            45,746       (17,005)
                                                   ------------- -------------
     Total Stockholders' Equity                         296,774       234,023
                                                   ------------- -------------

     Total Liabilities and Stockholders' Equity    $    339,103  $    290,931
                                                   ============= =============


                See notes to financial statements.




                  PALLADIUM COMMUNICATIONS, INC.

                     STATEMENTS OF OPERATIONS
          for the years ended December 31, 2000 and 1999
    and for the six month periods ended June 30, 2001 and 2000


                                December 31,  December 31,    June 30,      June 30,
                                    2000         1999          2001           2000
                               ------------- ------------- ------------- -------------
Revenues
  Commissions                  $    862,296  $    691,861  $    461,589  $    383,786
  Phone Service                     606,844       390,073             -       399,842
                               ------------- ------------- ------------- -------------
     Total Revenues               1,469,140     1,081,934       461,589       783,628
                               ------------- ------------- ------------- -------------
Cost of Sales
  Phone Service                     354,704       251,226             -       295,153
  Commissions                       104,722       190,106        73,123        39,550
                               ------------- ------------- ------------- -------------
     Total Cost of Sales            459,426       441,332        73,123       334,703
                               ------------- ------------- ------------- -------------

     Gross Profit                 1,009,714       640,602       388,466       448,925
                               ------------- ------------- ------------- -------------
Expenses
  General and Administration
    Expenses                        947,719       741,225       342,364       576,711
  Depreciation                        7,658         6,037         3,401         3,998
                               ------------- ------------- ------------- -------------
     Total Expenses                 955,377       747,262       345,765       580,709
                               ------------- ------------- ------------- -------------

Operating Income (Loss)              54,337      (106,660)       42,701      (131,784)
                               ------------- ------------- ------------- -------------
Other Income
  Gain on Disposal of Assets         98,289             -             -             -
  Interest Income                     2,500           172         5,000             -
  Other Income                        6,386           759         4,750             -
                               ------------- ------------- ------------- -------------
     Total Other Income             107,175           931         9,750             -
                               ------------- ------------- ------------- -------------

Income (Loss) Before
  Income Taxes                      161,512      (105,729)       52,451      (131,784)
Provision (Benefit) for
  Income Taxes                       19,600       (19,000)      (10,300)       24,800
                               ------------- ------------- ------------- -------------

Net Income (Loss)              $    141,912  $    (86,729) $     62,751  $   (156,584)
                               ============= ============= ============= =============








                See notes to financial statements.

                                3


<CAPTION


                    PALLADIUM COMMUNICATIONS, INC.

              STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY for the years ended December 31, 2000 and 1999


                                   Common Stock
                           ---------------------------    Paid in      Retained
                               Shares        Amount       Capital      Earnings       Total
                           ------------- ------------- ------------- ------------ --------------
Balance, December 31, 1998        4,397  $      1,000  $    144,028  $  ( 72,188) $      72,840

Net Income                            -             -             -      (86,729)       (86,729)
                           ------------- ------------- ------------- ------------ --------------

Balance, December 31, 1999        4,397         1,000       144,028     (158,917)       (13,889)

Net Income                            -             -             -      141,912        141,912

Issuance of Common Stock:
  April 2, 2000                      20             -        50,000            -         50,000
  April 20, 2000                      8             -        21,000            -         21,000
  May 8, 2000                        12             -        30,000            -         30,000
  May 8, 2000                        24             -             -            -              -
  May 9, 2000                        83             -             -            -              -
  May 10, 2000                       41             -             -            -              -
  May 11, 2000                       41             -             -            -              -
  June 15, 2000                       2             -         5,000            -          5,000
                           ------------- ------------- ------------- ------------ --------------

Balance, December 31, 2000        4,628         1,000       250,028      (17,005)       234,023

Net income                            -             -             -       62,751         62,751

Issuance of Common Stock:
  April 1, 2001                     214             -             -            -              -
                           ------------- ------------- ------------- ------------ --------------

Balance, June 30,2001             4,842  $      1,000  $    250,028  $    45,746  $     296,744
                           ============= ============= ============= ============ ==============



                    See notes to financial statements.

                                    4




                      PALLADIUM COMMUNICATIONS, INC.

                         STATEMENTS OF CASH FLOWS
              for the years ended December 31, 2000 and 1999
        and for the six month periods ended June 30, 2001 and 2000


                                          December 31,  December 31,    June 30,      June 30,
                                              2000         1999          2001           2000
                                         ------------- ------------- ------------- -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)                        $    141,912  $    (86,729) $     62,751  $   (156,584)
  Adjustments to reconcile net income to
  cash provided by operating activities:
    Depreciation                                7,658         6,037         3,401         3,998
    (Gain) on disposal of assets              (98,289)            -             -             -
    Bad Debts                                  40,000             -             -             -
    Deferred Income Taxes                      19,600       (19,000)      (10,300)       24,800
  (Increase) decrease in:
    Accounts Receivable                      (186,951)      (51,114)       37,495       (83,342)
    Other Receivable                                -         1,400             -        (1,004)
    Interest Receivable                        (2,500)            -        (5,000)            -
    Other Assets                                    -             -         3,000             -
  Increase (decrease) in:
    Accounts Payable                           13,775        38,037       (13,471)      125,214
    Accrued Expenses                          (16,505)       18,527        (1,208)       (1,576)
                                         ------------- ------------- ------------- -------------
      Net cash provided (used) by
       operating activities                   (81,300)      (92,842)       76,668       (88,494)
                                         ------------- ------------- ------------- -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment                        (9,573)      (24,196)       (1,080)       (2,810)
                                         ------------- ------------- ------------- -------------

      Cash used by investing activities        (9,573)      (24,196)       (1,080)       (2,810)
                                         ------------- ------------- ------------- -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Notes Payable - Shareholders                (75,000)       75,000             -       (75,000)
  Common Stock Issued                         106,000        50,000             -       106,000
                                         ------------- ------------- ------------- -------------
      Net cash provided by
       financing activities                    31,000       125,000             -        31,000
                                         ------------- ------------- ------------- -------------

Increase (Decrease) in Cash                   (59,873)        7,962        75,588       (60,304)

Cash, beginning                                66,094        58,132         6,221        66,094
                                         ------------- ------------- ------------- -------------

Cash, end                                $      6,221  $     66,094  $     81,809  $      5,790
                                         ============= ============= ============= =============




                    See notes to financial statements.

                                    5

          PALLADIUM COMMUNICATIONS, INC. AND SUBSIDIARY

                  NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Palladium Communications, Inc. (the Corporation) is presented to assist in understanding the Corporation=s financial statements. The financial statements and notes are representations of the Corporation=s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

The more significant accounting policies of the Corporation are as follows:

Nature of Operations
--------------------
The Corporation was incorporated in 1998 to resell telecommunications services and markets local telephone service to businesses, families and individuals. The Corporation derives the majority of its revenues from the sale of local telephone service to persons who are located primarily in Kentucky.

Reporting Entity and Basis of Presentation
------------------------------------------
The financial statements reflect the financial position and operations of Palladium Communications, Inc. and JTC Communications, Inc. Prior to October 2000, JTC Communications, Inc. was consolidated with Palladium Communications, Inc. for reporting purposes. Effective September 2000, JTC Communications, Inc. was dissolved and then merged into Palladium Communications, Inc. Thus, for all periods presented, the financial statements reflect the combined financial position and operations of both entities. All significant intercompany transactions and balances have been eliminated in the financial statements.

Revenue Recognition
-------------------
The Corporation recognizes revenue on the accrual basis of accounting. The Corporation receives commissions from several telecommunication companies for offering telecommunication services to businesses, families and individuals. The recognition of the commission revenue is dependent on the individual contracts with the telecommunication companies. If the contract stipulates, the Corporation receives commissions when the telecommunication company receives payment from the customer. Thus revenue is not recognized until the collections occur from the customer.

          PALLADIUM COMMUNICATIONS, INC. AND SUBSIDIARY

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities (and disclosure of contingent assets and liabilities, if any) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In these financial statements, assets, liabilities, revenues and expenses involve extensive reliance on management's estimates. Actual results could differ from those estimates.

Cash Equivalents
----------------
The Corporation considers all short-term investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at June 30, 2001 and December 31, 2000.

Receivables
-----------
The Corporation uses the allowance method for recording bad debts. Management has determined no allowance was necessary for accounts receivable at June 30, 2001 and December 31, 2000. Management has provided an allowance of $40,000 related to notes receivable at June 30, 2001 and December 31, 2000.

Property and Equipment
----------------------
Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred; renewals or betterments are capitalized. Gain or loss on retirements or disposition of assets is credited or charged to operations, and respective costs and accumulated depreciation are eliminated from the accounts.

Depreciation is provided on the estimated useful lives of the assets using the straight-line and declining-balance methods. The estimated useful lives are as follows:

                    Equipment                     5 - 10 years
                    Furniture and fixtures            10 years


Earnings (Loss) Per Share
-------------------------
Earnings (loss) per share were computed by dividing net income by the total weighted average common shares outstanding during the period. Fully dilutive earnings per share has not been presented because it equals primary earnings per share.

          PALLADIUM COMMUNICATIONS, INC. AND SUBSIDIARY

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Earnings (Loss) Per Share - Continued

                                                Shares-weighted
                                  Net income       average       Per share
                                  (numerator)    (denominator)     amount
                                 -------------  ---------------  ----------
Basic EPS:
Income (loss) to common
Shareholders:
   For the year ended
      December 31, 2000          $   141,912            4,251    $ 33.38
   For the year ended
      December 31, 1999              (86,729)           4,149     (20.91)
   For the six months ended
      June 30, 2001                   62,751            4,305      14.58
   For the six months ended
      June 30, 2000                 (156,584)           4,195     (37.33)

Advertising
-----------
Advertising costs are charged to operations when incurred. Advertising expense was $1,079 and $18,180 for the years ended December 31, 2000 and 1999, respectively, and $371 and $919 for the six months ended June 30, 2001 and 2000, respectively.

Income Taxes
------------
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss carryforwards and note receivable valuation reserve and deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

          PALLADIUM COMMUNICATIONS, INC. AND SUBSIDIARY

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Fair Value of Financial Instruments
-----------------------------------
The Corporation's financial instruments are cash, accounts receivable, accounts payable and accruals. These financial instruments approximate their fair value based on their short-term nature. The Corporation has no investments in derivative financial instruments.


NOTE 2 - RELATED PARTY ACTIVITY

For the periods presented, the Corporation transacted business with related party individuals who are officers, directors and stockholders of the Corporation and entities which are considered related parties due to common control and ownership. A summary of activity is as follows:


                                       For the year ended        For the Six Months
                                          December 31,                June 30,
                                   ------------------------- -------------------------
                                      2000           1999        2001         2000
                                   ------------ ------------ ------------ ------------
Director fees                      $    48,000  $     1,500  $         -  $    48,000
Commissions                             11,649       11,365        6,460        5,928
Management fees                        132,000            -       38,000       65,000
Interest                                 9,000            -            -        9,000



At June 30, 2001 and December 31, 2000, the Corporation owed these related parties approximately $2,800 and $8,700, respectively. See Note 3 for related party lease information.


NOTE 3 - LEASES - RELATED PARTY AND OTHER

The Corporation leases its administrative office on a month-to-month basis from a company which is considered to be a related party. This company is considered related due to common ownership. The monthly payments are approximately $2,400. Total lease expense was approximately $23,400 and $13,300 for the years ended December 31, 2000 and 1999, respectively, and $16,500 and $12,500 for the six months ended June 30, 2001 and 2000, respectively. See Note 2 for additional related party information.

Additionally, the Corporation leases from an unrelated party office equipment on a short-term basis. Total expense, under the short-term leases, totaled $7,315 and $2,877 for the years ended December 31, 2000 and 1999, respectively, and $4,164 and $4,544 for the six months ended June 30, 2001 and 2000, respectively.

          PALLADIUM COMMUNICATIONS, INC. AND SUBSIDIARY

NOTE 4 - INCOME TAXES

The provision (benefit) for income taxes includes the following components:



                                                 For the Six Months Ended
                                           December 31,               June 30,
                                         2000        1999         2001         2000
                                   ------------ ------------ ------------ ------------
Currently payable:
  Federal                          $         -  $         -  $         -  $         -
  State                                      -            -            -            -
                                   ------------ ------------ ------------ ------------
                                             -            -            -            -
                                   ------------ ------------ ------------ ------------
Deferred:
  Federal                               13,300      (12,900)      (7,000)      17,000
  State                                  6,300       (6,100)      (3,300)       7,800
                                   ------------ ------------ ------------ ------------
                                        19,600      (19,000)     (10,300)      24,800
                                   ------------ ------------ ------------ ------------

                  Total            $    19,600  $   (19,000) $   (10,300) $    24,800
                                   ============ ============ ============ ============


The following table accounts for the difference between the actual tax provision and the amounts obtained by applying the statutory U.S. federal income tax rate of 34% to the income from continuing operations before taxes:


                                                             For the Six Months Ended
                                          December 31,               June 30,
                                        2000        1999         2001         2000
                                   ------------ ------------ ------------ ------------
Income tax provision (benefit)
  U.S. federal income tax rate     $    54,914  $   (35,948) $    21,556  $   (47,444)
  Surtax exemption                     (30,687)      20,089      (12,046)      26,513
  Other, net                            (4,627)      (3,141)     (19,810)      (3,869)
                                   ------------ ------------ ------------ ------------

        Total                      $    19,600  $   (19,000) $   (10,300) $   (24,800)
                                   ============ ============ ============ ============





Significant components of deferred tax assets and liabilities are as follows:

                                                 December 31,    June 30,
                                                    2000           2001
                                                ------------- --------------
Deferred tax assets:
  Bad debt reserve                              $      8,800  $       8,800
  Cash to accrual conversion                               -          2,200
  Organizational costs                                   300            200
  Net operating loss deduction                             -         22,900
                                                ------------- --------------
       Total deferred tax assets                       9,100         34,100
       Valuation allowance                                 -        (22,900)
                                                ------------- --------------

          Net deferred tax assets                      9,100         11,200
                                                ------------- --------------

          PALLADIUM COMMUNICATIONS, INC. AND SUBSIDIARY

NOTE 4 - INCOME TAXES - Continued



                                                 December 31,    June 30,
                                                     2000         2001
                                                ------------- --------------
Deferred tax liabilities:
  Fixed assets                                  $     (8,200) $      (1,500)
  Cash to accrual conversion                          (1,500)             -
                                                ------------- --------------

      Total deferred tax liabilities                  (9,700)        (1,500)
                                                ------------- --------------

      Net deferred tax assets (liabilities)     $       (600) $       9,700
                                                ============= ==============

The Corporation's total deferred tax liabilities and deferred tax assets are as follows:


Deferred tax assets                             $        600  $      11,000
Deferred tax liabilities                              (1,200)        (1,300)
                                                ------------- --------------

      Net deferred assets (liabilities)         $       (600) $       9,700
                                                ============= ==============


The Corporation has net operating loss carryforwards of approximately $104,000 which are available to offset future taxable income, if any, through 2015. A valuation allowance was recorded against the net operating loss carryforwards due to the uncertainty regarding its realizability in future years. No valuation allowance was recorded against the remaining deferred assets at June 30, 2001 and December 31, 2000. The Corporation's management believes these temporary differences will reverse during periods in which the Corporation generates net taxable income.


NOTE 5 - RESTRICTED STOCK PLAN

In June 2000, the Corporation's board of directors approved a Restricted Stock Option Plan, covering 720 shares of common stock whose purpose is to retain the services of selected individuals as defined in the Plan. These options have a term of ten (10) years measured from the grant date and shall accordingly expire at the close of business on the expiration date. Shares awarded under the Plan entitle the shareholder to all rights of common stock ownership except that the shares may not be disposed in any way unless certain restrictions are met. The restrictions are outlined in the Share Purchase Agreement of the Corporation. All options were granted and exercised in August 2001, prior to the merger.

          PALLADIUM COMMUNICATIONS, INC. AND SUBSIDIARY

NOTE 6 - CONCENTRATION AND CONTINGENCY

The Corporation conducted business with one telecommunications provider which accounted for approximately 77% and 95% of their total revenue for the years ended December 31, 2000 and 1999, respectively, and 76% and 93% for the six month periods ended June 30, 2001 and 2000, respectively. On October 9, 2001, the Corporation filed for arbitration to resolve a dispute between these parties. The outcome of this arbitration is unknown at this time. Management has stated they have elected not to sign a new contract with this provider. Management has explored alternative sources to replace the lost revenues from the primary telecommunications provider, including the merger with USAOneStar.Net as discussed in Note 8. USAOneStar.Net had a "going concern" explanatory paragraph in their audited financial statements for both of the fiscal years ended June 30, 2001 and 2000. Management believes finding alternative sources of revenue will contribute toward maintaining cash flow and profitability.


NOTE 7 - SIGNIFICANT CONCENTRATION OF CREDIT RISK

Cash Concentration Risk
-----------------------
The Corporation maintains cash in deposit accounts with federally insured financial institutions. At times, the balances in these accounts may be in excess of federally insured limits.

Customer Accounts Receivable
----------------------------
The Corporation grants credit to customers throughout the Midwestern United States of America. Consequently, the Corporation=s ability to collect the amounts due from customers could be affected by the economic fluctuations in those geographic regions.


NOTE 8 - SUBSEQUENT EVENT/MERGER

On August 31, 2001, the Corporation and USAOneStar.Net, Inc, (USAOneStar), a public Nevada corporation, entered into an Agreement and Plan of Reorganization by which USAOneStar expects to acquire the Corporation as a wholly-owned subsidiary through a stock-for-stock exchange intended to qualify as a tax-free exchange under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Pursuant to the Agreement, USAOneStar will issue 183,000,000 common shares to the shareholders of the Corporation in exchange for 6,203 issued and outstanding shares of Palladium, which represents 100% of the Corporation's issued and outstanding shares.

                  PALLADIUM COMMUNICATIONS, INC.
                     PRO FORMA BALANCE SHEET
                          June 30, 2001


                                                 PRO FORMA ADJUSTMENTS
                                             ---------------------------   PRO FORMA
                                 PALLADIUM       DEBIT        CREDIT       BALANCES
                               ------------- ------------- ------------- -------------
           ASSETS
Current Assets
  Cash                         $     81,809  $      1,000  $          -  $     82,809
  Accounts Receivable               155,715        10,000             -       165,715
  Other Current Assets               78,500       550,000             -       628,500
                               ------------- ------------- ------------- -------------

    Total Current Assets            316,024       561,000             -       877,024
                               ------------- ------------- ------------- -------------

Property and Equipment, net          23,079        74,000             -        97,079

Goodwill                                  -       300,000             -       300,000
                               ------------- ------------- ------------- -------------

    Total Assets               $    339,103  $    935,000  $          -  $  1,274,103
                               ============= ============= ============= =============


      LIABILITIES AND EQUITY

Current Liabilities
  Accounts Payable             $     10,967  $          -  $     30,000  $     40,967
  Accrued Expenses                   30,062             -             -        30,062
  Deferred Revenue                        -             -       205,000       205,000
                               ------------- ------------- ------------- -------------
    Total Current Liabilities        41,029             -       235,000       276,029
                               ------------- ------------- ------------- -------------

Long Term Liabilities
  Note Payable - Related Party            -             -             -             -
  Lease Obligation, Less
    Current Portion                       -             -             -             -
  Other Liabilities                   1,300             -             -         1,300
                               ------------- ------------- ------------- -------------
    Total Long Term Liabilities       1,300             -             -         1,300
                               ------------- ------------- ------------- -------------
Stockholders' Equity
  Common Stock, .001 par value,
   200,000,000 authorized,
   199,000,000 shares issued
   and outstanding                    1,000             -       198,000       199,000
  Paid-In Capital                   250,028             -       502,000       752,028
  Retained Earnings                  45,746             -             -        45,746
                               ------------- ------------- ------------- -------------
    Total Stockholders' Equity      296,774             -       700,000       996,774
                               ------------- ------------- ------------- -------------
    Total Liabilities and
     Stockholders' Equity      $    339,103  $          -  $    935,000  $  1,274,103
                               ============= ============= ============= =============

                  PALLADIUM COMMUNICATIONS, INC.
                PRO FORMA STATEMENTS OF OPERATIONS

                                FOR THE SIX     PRO FORMA ADJUSTMENTS
                                MONTHS ENDED ---------------------------  PRO FORMA
                               JUNE 30, 2001     DEBIT        CREDIT       BALANCES
                               ------------- ------------- ------------- -------------
Revenues                       $    461,589  $          -  $    307,761  $    769,350

Cost of sales                        73,123        33,196             -       106,319
                               ------------- ------------- ------------- -------------

    Gross Profit                    388,466       (33,196)      307,761       663,031

Expenses                            345,765       369,125             -       714,890
                               ------------- ------------- ------------- -------------

Operating Income (Loss)              42,701       402,321       307,761       (51,859)

Other Income                          9,750       111,252             -      (101,502)
                               ------------- ------------- ------------- -------------

Income (Loss) Before Taxes           52,451       513,573       307,761      (153,361)

Income taxes                        (10,300)            -             -       (10,300)
                               ------------- ------------- ------------- -------------

     Net Income (Loss)         $     62,751  $    513,573  $    307,761  $   (143,061)
                               ============= ============= ============= =============


                               FOR THE YEAR
                                   ENDED        PRO FORMA ADJUSTMENTS
                                DECEMBER 31, --------------------------     PRO FORMA
                                   2000           DEBIT         CREDIT      BALANCES
                               ------------- ------------- ------------- -------------

Revenues                       $  1,469,140  $          -  $    151,537  $  1,620,677

Cost of sales                       459,426        59,928             -       519,354
                               ------------- ------------- ------------- -------------

    Gross Profit                  1,009,714       (59,928)      151,537     1,101,323

Expenses                            955,377     1,007,093             -     1,962,470
                               ------------- ------------- ------------- -------------

Operating Income (Loss)              54,337     1,067,021       151,537      (861,147)

Other Income (Expense)              107,175        22,250             -        84,925
                               ------------- ------------- ------------- -------------

Income (Loss) Before Taxes          161,512     1,089,271       151,537      (776,222)

Income taxes                         19,600             -             -        19,600
                               ------------- ------------- ------------- -------------

    Net Income (Loss)          $    141,912  $  1,089,271  $    151,537  $   (795,822)
                               ============= ============= ============= =============



                  PALLADIUM COMMUNICATIONS, INC.
             Notes to Pro Forma Financial Statements


Note 1 - SUMMARY OF TRANSACTION

On August 31, 2001, Palladium Communications, Inc. and USAOneStar.Net, Inc, (USAOneStar) entered into an Agreement and Plan of Reorganization by which USAOneStar expects to acquire Palladium as a wholly owned subsidiary through a stock-for-stock exchange intended to qualify as a tax-free exchange under
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Pursuant to the agreement, USAOneStar will issue 183,000,000 common shares to the shareholders of Palladium in exchange for approximately 6,200 issued and outstanding shares of Palladium, which represent 100% of the company's issued and outstanding shares. Upon completion of the share exchange, Palladium's shareholders will hold approximately 92% of the 199,000,000 shares of USAOneStar's outstanding common stock. Management is in the process of performing the necessary steps to complete the share exchange and expect to complete the acquisition within the next 30 days. Upon completion of the merger, USAOneStar intends on changing its name to Palladium Communications, Inc.

NOTE 2 - MANAGEMENT ASSUMPTIONS

The pro forma financial statements record the merger transaction as a reverse acquisition with Palladium becoming the accounting survivor.

The pro forma adjustments relating to the pro forma balance sheet are computed assuming the transaction was consummated as of June 30, 2001. The pro forma balance sheet adjustments were as follows: a.) the transaction was recorded under the purchase method of accounting with the shares exchanged by Palladium valued at $700,000; b.) the fair value of the net assets acquired from USAOneStar was valued at 400,000; c.) goodwill was recorded at $300,000; d.) the capital structure of Palladium was recapitalized.

The pro forma adjustments relating to the pro forma statements of operations are computed assuming the transaction was consummated as of January 1, 2000. The pro forma statements of operations adjustments were as follows: a.) the income and expenses of USAOneStar from its inception, July 21, 2000, through December 31, 2000 were combined with the income and expenses of Palladium for the year ended December 31, 2000; b.) the income and expenses of USAOneStar for the six months ended June 30, 2001 were combined with the income and expenses for Palladium for the six months ended June 30, 2001; c.) in accordance with SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, no amortization of goodwill was recorded since the merger will be consummated after June 30, 2001.